Exhibit 10.24

Recording Requested By And
When Recorded Return To:

O & G Energy Partners, LLC
3660 Stoneridge Road, Suite A-101
Austin, TX 78746

DOCUMENTARY TRANSFER TAX $______

☐ Computed on full value of property conveyed
☐ or computed on full value less liens and
encumbrances remaining at time of sale

By

SPACE ABOVE THIS LINE FOR RECORDER USE

PARTIAL RELEASE OF PRODUCTION PAYMENT

STATE OF CALIFORNIA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF KERN	§

          This Partial Release of Production Payment makes reference to that certain Exchange Option Agreement dated May 1, 2009, between O & G Energy Partners, LLC (“O & G”), and San Joaquin Investments, Inc. (“San Joaquin”), as buyers, and Daybreak Oil and Gas, Inc. (“Daybreak”), as Seller, concerning the acquisition of certain interest of Seller by Buyers in the East Slopes Project, San Joaquin Basin, Kern County, California (the “Exchange Option”).

          Pursuant to the terms of the Exchange Option, O & G and San Joaquin executed and delivered to Daybreak that certain Assignment of Production Payment, in which each became obligated to pay Daybreak a portion of the net profits attributable to the oil and gas interests assigned to O & G and San Joaquin pursuant to the Exchange Option until the total sum of $700,000 had been paid; and

          WHEREAS, under the Assignment of Production Payment, (the “Assignment”), O & G Energy Partners, LLC was severely and not jointly liable for 50% of the production payment amount payable pursuant thereto; and

          WHEREAS, O & G, has assigned a portion of its interest in the oil and gas properties which were the subject of the Exchange Option West Coast Partners, LLC (“West Coast”), which has become obligated for a portion of the net profits payable by O & G to Daybreak under the Assignment; and

          WHEREAS, O & G, West Coast and Daybreak have reached an agreement by which the production payment obligation of O & G (and, consequently, West Coast) to Daybreak will be discharged in cash;

          NOW, THEREFOR, for a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DAYBREAK OIL AND GAS, INC., does hereby RELEASE, REMISE and SURRENDER unto O & G ENERGY PARTNERS, LLC and WEST COAST PARTNERS, LLC, whose address is 3660 Stoneridge Road, Suite A-101, Austin, Texas 78746, their successors and assigns all obligations originally accruing to O & G under the terms of the Assignment, and declare all such obligations satisfied and discharged.

           This is a partial release, only, and shall not affect or impair the obligations s or responsibilities of San Joaquin Investments, Inc., under the terms of the Assignment.

          IN WITNESS WHEREOF, this Partial Release of Production Payment is EXECUTED this 25th day of September, 2009.

BUYER:

DAYBREAK OIL AND GAS, INC.

By:	/s/JAMES F. WESTMORELAND

James F. Westmoreland, President

STATE OF TEXAS

COUNTY OF GALVESTON

          On this 25th day of September 2009, before me, Jessica C Gafford, a notary Public, personally appeared James Westmoreland, President of DAYBREAK OIL AND GAS, INC., a Washington corporation, who proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as president on behalf of the corporation therein and acknowledged to me that such corporation executed the same.

          WITNESS my hand and official seal.

/s/Jessica Colleen Gafford

Notary Public, State of Texas
My Commission expires: 10/ 31/11